EXHIBIT 10.20

AMENDMENT No. 1

This is Amendment No.1 dated and effective as of October 7,2011,2011 ("First Amendment") to the Occupancy Services Agreement ("Agreement") dated as of April 7, 2010, by and between Citibank, N.A., a Delaware corporation ("Citi") and National Benefit Life Insurance Company, a New York insurance corporation ("NBLIC," together with Citi, the "Parties" and each individually, a "Party").

WHEREAS, Citi has been providing certain telephone, mail and other services to NBLIC pursuant to that certain Transition Services Agreement between Citigroup Inc. and Primerica, Inc. dated as of April 7, 2010 ("TSA");

WHEREAS, NBLIC has requested, and Citi has agreed, to extend the provision of such services for a longer period of time than that contemplated in the TSA; and

WHEREAS, the Parties have agreed to terminate the provision of such services under the TSA pursuant to the terms of the TSA, and to continue the provision of such services under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows;

1. Amendment to Schedule 2.1. Schedule 2.1 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 2.1 attached hereto.

2. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this First Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement, as amended by this First Amendment.

3. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the conflict of laws principles of such state.

4. Counterparts. This Agreement may be executed by the Parties in multiple counterparts which may be delivered as an electronic copy or by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be duly executed on its behalf as of the day and year first above written.

CITIBANK, N.A.
By: ______________________
Name: ____________________
Title: ________________

NATIONAL BENEFIT LIFE INSURANCE
COMPANY
By: ______________________
Name: ____________________
Title: ________________

SCHEDULE 2.1
OCCUPANCY SERVICES

OSA ID	Service Provider	Service Sub-Product	Service Description	Cost Driver	Limitations on Term
CSS-3	Shared Svcs - CBS General Services - PT	Postage and Freight	Represents charges for mailed items - can be US postage, international remail costs, UPS shipments made on your behalf by the mailroom or international pouch costs.	Actual Cost	N/A
CSS-4	Shared Svcs - CBS General Services - PT	Mailroom Services - LLC	Mailroom Services performed for the LIC, NYC location	Actual Cost	N/A
CSIS-1	Shared Svcs - CBS General Services - PT	Security Services	Building Security services	Actual Cost	N/A
CTI-7	Shared Svcs - Tech Infrastructure	Voice and Conferencing	Line use at LIC 1	As billed	See Note A, below.
CSS-2		Medical services provided by Take Care Employer Solutions		$2,000 per month	See Note B, below.

Note A. NBLIC is entitled to receive such Occupancy Services until 12/31/2012, after which such services may be renewed by NBLIC for successive I-year calendar year periods, provided that Citi consents to each such renewal. Citi shall provide six (6) months advance written notice to NBLIC if Citi intends not to renew.

Note B. NBLIC is entitled to receive such Occupancy Services until 12/31/2012, after which such services may be renewed by NBLIC for successive I-year calendar year periods, provided that Citi consents to each such renewal.

Notwithstanding the foregoing, Citi may terminate such Occupancy Services upon notice in the event that:
Citigroup, Inc's ownership of Primerica, Inc. falls below 20%.

In the event that the existing agreement between Citi (or its affiliate) and the supplier who provides these services to Citi is terminated or expires, and the replacement supplier, if any, is unwilling to provide the applicable services on the same terms and conditions as are then in effect, Citi shall offer NBLIC the terms and conditions, if any, that the replacement supplier is willing to offer. If NBLIC does not accept these terms and conditions, Citi may immediately terminate the applicable Occupancy Services.

For the avoidance of doubt, in accordance with Section 3.2 of the OSA, it is acknowledged and agreed that Citi shall have no obligation to provide such Occupancy Services 10 NBLIC where, or under any conditions to which, the supplier does not agree.

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